EXHIBIT 10.15


                             St. Jude Medical, Inc.
                    2000 Employee Stock Purchase Savings Plan

                                        I

                                     Purpose

         The purpose of the 2000 Employee Stock Purchase Savings Plan is to provide a greater community of interest between St. Jude Medical, Inc. shareholders and its employees, and to facilitate purchase by employees of additional shares of common stock in the Company. It is believed the Plan will encourage employees to remain in the employ of the Company and will also permit the Company to compete with other corporations offering similar plans in obtaining and retaining the services of competent employees. It is intended that options issued pursuant to this Plan shall constitute options issued pursuant to an "Employee Stock Purchase Plan" within the meaning of Section 423 of the Internal Revenue Code of 1986, as amended.

                                       II

                                   Definitions

         A. "Plan" means the 2000 St. Jude Medical, Inc. Employee Stock Purchase Savings Plan.

         B. "Code" means the Internal Revenue Code of 1986, as amended.

         C. "Company" means St. Jude Medical, Inc., and any of its subsidiaries (as that term is defined by Section 425(f) of the Code) to which St. Jude Medical, Inc. and such respective subsidiaries, by action of their Boards of Directors, shall make this Plan applicable.

         D. "Employee" means any person, including an officer, who is customarily employed twenty (20) hours or more per week and more than five (5) months in a calendar year by the Company.

         E. "Eligible Employee" means an Employee of the Company who is eligible for participation in the Plan in accordance with Article IV.

         F. "Participant" means an Eligible Employee who has elected to participate in the Plan in accordance with Article V.

         G. "Committee" means the committee provided for in Article XI.

         H. The "Commencement Date" of the Plan means August l, 2000 or a date established by the Committee not to exceed fourteen days following registration of the options and shares reserved pursuant to the Plan with the United States Securities and Exchange Commission.

         I. "Base Pay" means regular straight time earnings annualized as of the date of commencement of a phase excluding payments, if any, for overtime, incentive compensation, commissions, incentive payments, premiums, bonuses and any other special remuneration.

         J. "Termination Date" shall mean the earlier of (i) the date of the one year anniversary following the commencement of a particular phase of the Plan, or (ii) such time as any merger or consolidation in which St. Jude Medical, Inc. is not the surviving corporation becomes effective.

         K. "Shares" shall mean common shares of St. Jude Medical, Inc. of the par value of $.10, subject to adjustments which may be made in accordance with Articles XVI and XVII.

                                       III

                           Term and Phases of the Plan

         A. The Plan will commence on the Commencement Date and will terminate ten (10) years and six (6) months thereafter, except that any phase commenced prior to such termination shall, if necessary, be allowed to continue beyond such termination until completion. Notwithstanding the foregoing, this Plan shall be considered of no force or effect and any options granted shall be null and void unless the holders of a majority of shares of the common stock of the Company, represented at a meeting in person or by proxy, approve the Plan within twelve (12) months before or after the date of its adoption by the Board of Directors.

         B. The Plan shall be carried out in ten (10) phases, each phase being for a period of one year. No phase shall run concurrently. A phase may commence immediately after the termination of the preceding phase. The commencement of each phase shall be determined by the Committee, provided that the commencement of the first phase shall be within twelve (12) months before or after the date of approval of the Plan by the shareholders of the Company. In the event all of the stock reserved for grant of options hereunder is issued pursuant to the terms hereof prior to the commencement of one or more phases scheduled by the Committee or the number of shares remaining is so small, in the opinion of the Committee, as to render administration of any succeeding phase impracticable, such phase or phases shall be canceled. Phases shall be numbered successively as Phase 1, Phase 2, Phase 3, etc.

                                       IV

                                   Eligibility

         A. Any Employee of the Company who has completed at least one month of continuous service on or prior to the commencement of a phase of the Plan shall be eligible to participate in the Plan, subject to the limitations imposed by
Section 423 of the Code.

         B. Any Employee who is a member of the Board of Directors of the Company shall be eligible to participate in the Plan.


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         C. Notwithstanding any provision of the Plan to the contrary, no Employee shall be granted an option:

                  1. if such Employee, immediately after the option is granted, owns shares possessing five percent (5%) or more of the total combined voting power or value of all classes of shares of the Company or a parent or a subsidiary of the Company. For purposes of determining share ownership, the rules of Section 424(d) of the Code shall apply, and shares which the Employee may purchase under outstanding options shall be treated as shares owned by the Employee; or

                  2. which permits the Employee to purchase shares under such plans of the Company or a subsidiary of the Company to accrue at a rate which exceeds $25,000 of the fair market value of such shares (determined at the time such option is granted) for each calendar year in which such option is outstanding at any time. The term "accrue" shall be interpreted as in Section 423(b)(8) of the Code.

                                        V

                                  Participation

         A. An Eligible Employee may elect to enroll as, and become a Participant in, any phase of the Plan by completing a payroll deduction authorization on the form provided by the Company and filing it the personnel office prior to or on the date the phase commences.

         B. Payroll deductions for a Participant shall commence on the date when his or her payroll deduction authorization becomes effective and shall end on the last payday immediately prior to or coinciding with the Termination Date of the particular phase, unless sooner terminated by the Participant as provided in
Article IX or as otherwise provided herein.

         C. A Participant who ceases to be an Eligible Employee, although still employed by the Company, thereupon shall be deemed to discontinue his or her participation in the Plan, and he or she shall have the rights provided in
Article IX.

         D. Participation in the Plan shall be voluntary.

                                       VI

                               Payroll Deductions

         A. Upon enrollment, a Participant shall elect to make contributions to the Plan by payroll deductions (in full dollar amounts calculated to be as uniform as practicable throughout the period of the phase), in the aggregate amount not in excess of the sum of 10% of such Participant's Base Pay for the term of the phase, as determined on the basis of his or her annual or annualized Base Pay at the commencement of the phase. The minimum authorized payroll deduction must aggregate to not less than $10 per month.


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         B. All payroll deductions made for Participants shall be credited to their accounts under the Plan. The Participant may not make any separate cash payments into such account.

         C. A Participant may discontinue his or her participation in the phase and terminate his or her payroll deduction authorized at any time as provided in
Article IX.

         D. A Participant may reduce the amount of his or her payroll deduction by completing an amended payroll deduction authorization on the form provided and filing it with his or her personnel office, but no change can be made during a phase of the Plan which would either change the time or increase the rate of his or her payroll deductions.

                                       VII

                         Terms and Conditions of Options

         A. Stock options granted pursuant to the Plan may be evidenced by agreements in such form as the Committee shall approve, provided that all Employees shall have the same rights and privileges and provided further that such options shall comply with and be subject to the following terms and conditions. The Committee may conclude that agreements are not necessary.

         B. As of the commencement of a phase when a Participant's payroll deduction authorization becomes effective, the Participant shall be granted an option for as many full shares as he or she will be able to purchase with the payroll deduction credited to his or her account during his or her participation in the phase, subject to the limitations of Article X. The maximum number of shares subject to purchase by a Participant shall equal the total amount credited to the Participant's account under Section VI hereof divided by the option price set forth in Section VII, Paragraph C.1 hereof.

         C. The option price of shares purchased with payroll deductions for an Employee who becomes a Participant as of the commencement of a phase shall be the lower of:

                  1. 85% of the fair market value of the shares on the date the phase commences; or,

                  2. 85% of the fair market value of the shares on the Termination Date of the phase.

         D. The fair market value of the shares shall be determined by the Committee for each valuation date in a manner consistent with Section 423 of the Code.


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                                      VIII

                               Exercise of Option

         A. Unless a Participant gives written notice to the Company as provided in Article IX, his or her option for the purchase of shares will be exercised automatically for him or her as of the Termination Date of the phase for the purchase of the number of full shares which the accumulated payroll deductions in his or her account at that time will purchase at the applicable option price; but in no event shall the number of full shares be greater than the number of full shares to which the Participant would have been eligible to receive when he or she first became a Participant under the phase if he or she had elected a payroll deduction rate of 10% of his or her then annual or annualized Base Pay and as if the option price were solely based under Paragraph C.1 of Article VII.

         B. By written notice to the Company within the period commencing three
(3) months prior to and extending five (5) business days following the Termination Date of the phase and after delivery to the Participant of a prospectus covering the shares to be issued under the Plan, a Participant may elect, effective as of the Termination Date, to:

                  1. withdraw all the accumulated payroll deductions in his or her account at the time, with interest; or, after receipt of a prospectus as set forth above,

                  2. exercise his or her option for a specified number of full shares less than the number of full shares which the accumulated payroll deductions in his or her account will purchase at the applicable option price and withdraw the balance in his or her account without interest; but in no event shall the number of full shares be greater than the number of full shares to which a Participant would have been eligible to receive when he or she first became a Participant under the phase if he or she had elected a payroll deduction rate of 10% of his or her then annual or annualized Base Pay and as if the option price were solely based under Paragraph C.1 of Article VII.

         C. Notwithstanding the provisions of Paragraphs A and B above, if a Participant files reports pursuant to Section 16 of the Securities Exchange Act of 1934 (at the commencement of a phase or becomes obligated to file such reports during a phase) then such a Participant shall not have the right to withdraw all or a portion of the accumulated payroll deductions except in accordance with Article IX, Paragraphs A and B.

                                       IX

                        Death, Withdrawal or Termination

         A. In the event of death of a Participant, the person or persons specified in Article XVIII may give notice to the Company within sixty (60) days of the death of the Participant electing to purchase the number of full shares which the accumulated payroll deductions in the account of such deceased Participant will purchase under the option at the applicable option price specified in Paragraph C of Article VII and have the balance in the account distributed in cash


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without interest. If no such notice is received by the Company within said sixty
(60) days, the accumulated payroll deductions will be distributed in cash plus interest.

         B. Except as provided in the next sentence, upon termination of the Participant's employment for any reason other than the death of the Participant, the payroll deductions credited to his or her account, plus interest, shall be returned to him or her. In the event the Participant's employment is terminated by the Company due to the elimination of the Participant's position or in connection with a corporate transaction, or such other similar circumstances as approved by the Committee, with respect to such Participants designated by the Committee, the Termination Date of the Phase shall be a date prior to or coincident with their last day of employment; provided, however, that if the termination of employment occurs within 90 days of the Termination Date of a Phase, the original Termination Date shall apply.

         C. Except for a Participant governed by Paragraph C of Article VIII, a Participant may withdraw payroll deductions credited to his or her account under the Plan at any time by giving written notice to the Company. All of the Participant's payroll deductions credited to his or her account, plus interest, shall be paid to him or her promptly after receipt of his or her notice of withdrawal and no further payroll deductions shall be made from his or her compensation.

                                        X

                               Shares Under Option

         A. The shares to be sold to a Participant under the Plan may, at the election of the Company, be either treasury shares or shares originally issued for such purpose. The maximum number of shares which shall be made available for purchase under the Plan shall be 1,000,000 shares, subject to adjustment upon changes in capitalization of the Company as provided in Articles XVI and XVII. If the total number of shares for which options are to be granted on any date in accordance with Article VII exceeds the number of shares then available under the Plan (after deduction of all shares for which options have been exercised or are then outstanding), the Committee shall make a pro rata allocation of the shares remaining available in as nearly a uniform manner as shall be practicable and as it shall determine to be equitable. In such event, payroll deductions to be made shall be reduced accordingly and the Committee shall give written notice of such reduction to each Participant affected thereby.

         B. As promptly as practicable after the Termination Date of a phase, the Company shall deliver to each Participant the full shares purchased under exercise of his or her option, together with a cash payment equal to the balance (without interest) of any payroll deductions credited to his or her account which were not used for the purchase of shares.

         C. The Participant will have no interest in shares covered by his or her option until such option has been exercised.


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                                       XI

                                 Administration

         The Plan shall be administered by a Committee consisting of not less than two (2) members who shall be appointed by the Board of Directors of the Company. Each member of such Committee shall be either a director, an officer or an employee of the Company. Such Committee shall be vested with full authority to make, administer, and interpret such rules and regulations as it deems necessary to administer the Plan, and any such determination, decision or action of such Committee with respect to any action in connection with the construction, interpretation, administration or application of the Plan shall be final, conclusive and binding on all Participants and any and all other persons claiming under or through any Participant. It is provided, however, that the provisions of the Plan shall be construed so as to extend and limit participation in the Plan only in a manner consistent with the requirements of
Section 423 of the Code.

                                       XII

                              Amendment of the Plan

         The Board of Directors of the Company may at any time amend the Plan, except that no amendment may make any change in any option theretofore granted which would adversely affect the rights of any Participant, and no amendment shall be made without prior approval of the shareholders of the Company if such amendment would require sale of more shares than are authorized under Article X of the Plan.

                                      XIII

                               Non-transferability

         Neither payroll deductions credited to a Participant's account nor any rights with regard to the exercise of an option or to receive shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way by the Participant and any such attempted assignment, transfer, pledge or other disposition shall be null and void and without effect, but the Company may treat such act as an election to withdraw funds in accordance with Article IX.

                                       XIV

                                  Use of Funds

         All payroll deductions received or held by the Company under this Plan may be used by the Company for any corporate purposes and the Company shall not be obligated to segregate such payroll deductions.


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                                       XV

                                    Interest

         In any situation where the Plan provides for the payment of interest on a Participant's payroll deductions, such interest shall be determined by averaging the balance in the Participant's account for the period of his or her participation and computing interest thereon at the rate of 4% per annum (simple interest). The Committee may change the rate of interest for a particular phase, provided such change is made prior to the commencement of the phase.

                                       XVI

                     Changes in Capitalization, Merger, etc.

         A. Subject to any required action by the shareholders, the number of shares covered by each outstanding option, the price per share thereof in each such option, and the maximum number of shares available for purchase pursuant to options issued under the Plan shall be deemed proportionately adjusted for any increase or decrease in the number of issued shares of the Company resulting from a subdivision or consolidation of shares or the payment of a share dividend (but only on the shares) or any other increase or decrease in the number of such shares effected without receipt of consideration by the Company.

         B. If the Company shall be involved in any merger or consolidation, whether or not it is the surviving corporation, each outstanding option shall pertain to and apply to the securities to which a holder of the number of shares subject to the option would have been entitled. A dissolution or liquidation of the Company shall cause each outstanding option to terminate, provided in such event that, immediately prior to such dissolution or liquidation, each Participant shall be repaid the payroll deductions credited to his or her account, plus interest.

         C. In the event of a change in the shares of the Company as presently constituted, which is limited to a change of all its authorized shares with par value into the same number of shares with a different par value or without par value, the shares resulting from any such change shall be deemed to be the shares within the meaning of this Plan.

                                      XVII

                              Adjustments to Shares

         A. To the extent that the foregoing adjustments relate to shares or securities of the Company, such adjustments shall be made by the Committee, and its determination in that respect shall be final, binding and conclusive, provided that each option granted pursuant to this Plan shall not be adjusted in a manner that causes the option to fail to continue to qualify as an option issued pursuant to an "employee stock purchase plan" within the meaning of
Section 423 of the Code.


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         B. Except as hereinbefore expressly provided in Articles XVI and XVII, the optionee shall have no right by reason of any subdivision or consolidation of shares of any class or the payment of any stock dividend or any other increase or decrease in the number of shares of any class or by reason of any dissolution, liquidation, merger, or consolidation or spin-off of assets or stock of another corporation, and any issue by the Company of shares of any class, or securities convertible into shares of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares subject to the option.

         C. The grant of an option pursuant to this Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge or to consolidate or to dissolve, liquidate or sell, or transfer all or any part of its business or assets.

                                      XVIII

                             Beneficiary Designation

         A Participant may file a written designation of a beneficiary who may elect to purchase shares or receive cash to the Participant's credit under the Plan in the event of such Participant's death prior to delivery to him or her of such shares and cash. Such designation of beneficiary may be changed by the Participant at any time by written notice. Upon the death of a Participant and upon receipt by the Company of proof deemed adequate by it of the identity and existence at the Participant's death of a beneficiary validly designated by him or her under the Plan, the Company shall deliver such shares and cash to such beneficiary in accordance with Section A of Article IX. If, upon the death of a Participant, there is no surviving beneficiary duly designated as above provided, the Company shall deliver accumulated payroll deductions to the executor or administrator of the estate of the Participant or, if no such executor or administrator has been appointed (to the knowledge of the Company) within sixty (60) days following the Participant's death, the Company shall deliver such accumulated payroll deductions to the surviving spouse, if any, as though named as the designated beneficiary hereunder or, if there is no such surviving spouse or child, then to such relatives of the Participant as would be entitled to such cash under the laws of intestacy in the deceased Participant's domicile as though named as the designated beneficiary hereunder. The Company shall not be liable for any distribution made of shares or cash pursuant to any will or other testamentary disposition made by such Participant, or because of the provisions of law concerning intestacy, or otherwise. No designated beneficiary shall, prior to the death of the Participant by whom he or she has been designated, acquire any interest in the shares or cash credited to the Participant under the Plan.

                                       XIX

                    Registration and Qualification of Shares

         The offering of the shares hereunder shall be subject to the effecting by the Company of any registration or qualification of the shares under any federal or state law or the obtaining of the consent or approval of any governmental regulatory body which the Company shall determine, in its sole discretion, is necessary or desirable as a condition to or in connection with


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the offering or the issue or purchase of the shares covered thereby. The Company shall make every reasonable effort to effect such registration or qualification or to obtain such consent or approval.

                                       XX

                               Plan Preconditions

         The Plan is expressly made subject to approval of shareholders of the Company. If the Plan is not so approved by the shareholders on or before one year after adoption by the Board of Directors, this Plan shall not come into effect. In such case, the accumulated payroll deductions credited to the account of each Participant shall forthwith be repaid to him or her with interest.


ADOPTED BY BOARD OF DIRECTORS:  March 8, 2000

APPROVED BY SHAREHOLDERS: May 10, 2000


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